EXHIBIT 10.9









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                               NOVATION AGREEMENT

THIS NOVATION AGREEMENT (this "Agreement") is made on May 13, 2005

BETWEEN:

(1) Mr. WANG Ji (IoU(Y)), a citizen of the People's Republic of China (the "PRC") with his I.D. card number of 330102197106260617 (the "Transferee");

(2) Mr. FENG Tao (o eII), a citizen of the PRC with his ID card number of 310106670509323 (the "Transferor");

(3) Shanghai Newmargin Venture Capital Co., Ltd. a limited liability company incorporated under the laws of the PRC with its registered address at 99 Yinqiao Road, Pudong New District, Shanghai, PRC
      ("Shanghai Newmargin");

(4) Shanghai T2 Entertainment Co., Ltd., a limited liability company incorporated under the laws of the PRC with its registered address at 5th Floor 88 Qinjiang Road, Xuhui District, Shanghai, PRC ("Shanghai T2"); and

(5) T2CN Holding Limited, a company incorporated under the laws of the British Virgin Islands with its registered address at offices of S-HR&M Financial Services Limited of Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands ("T2CN Holding").

Shanghai Newmargin, Shanghai T2 and T2CN Holding may hereinafter collectively be referred to as the "Contractors" and respectively referred to as a "Contractor". The Transferee, the Transferor and the Contractors may hereinafter collectively be referred to as the "Parties" and respectively referred to as a "Party"

INTRODUCTION:

(A) The Transferor and the Contractors are parties to an Exclusive Equity Transfer Call Agreement, dated November 4, 2004, in relation to the equity interests in Shanghai T2 held by the Transferor and Shanghai Newmargin respectively. According to that Exclusive Equity Transfer
      Call Agreement, T2CN Holding shall be entitled to request the Transferor and Shanghai Newmargin to transfer all or part of the equity interest held by them respectively in Shanghai T2 to T2CN Holding or any third person then designed by T2CN Holding, to the extent permitted by PRC law.



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(B)   As agreed by T2CN Holding and Shanghai Newmargin, the Transferee has
      acquired from the Transferor 20% equity interest in Shanghai T2 and Transferor is no longer a shareholder of Shanghai

(C) The Parties have agreed to novate the aforesaid Exclusive Equity Transfer Call Agreement to the Transferee.

THE PARTIES AGREE as follows:

1. INTERPRETATION

1.1 In this Agreement "Original Agreement" means the Exclusive Equity Transfer Call Agreement made between the Transferor and the Contractor on November 4, 2004, in relation to the equity interests in Shanghai T2 held by the Transferor and Shanghai Newmargin respectively.

1.2 The headings in this Agreement do not affect its interpretation.

2. NOVATION

With effect from May 13, 2005:

2.1 the Transferee shall perform the Transferor's obligations under the Original Agreement and is bound by the terms of the Original Agreement in every way as if the Transferee had at all times been a party to the Original Agreement in place of the Transferor;

2.2 each of the Contractors releases and discharges the Transferor from further performance of the Original Agreement and all liabilities, claims and demands howsoever arising under the Original Agreement, whether in contract, tort or otherwise, and accepts the liability of the Transferee under the Original Agreement in place of the liability of the Transferor; and

2.3 each of the Contractors shall perform its obligations under the Original Agreement and be bound by the terms of the Original Agreement in every way as if the Transferee had at all times been a party to the Original Agreement in place of the Transferor.

3. GOVERNING LAW

This Agreement is governed by the PRC law.



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4. ARBITRATION

4.1 If any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof cannot be resolved through consultation, the dispute shall be submitted to arbitration.

4.2 The arbitration shall be conducted in Shanghai under the auspices of the China International Economic and Trade Arbitration Commission, Shanghai Sub-commission according to its then arbitration rules. The Parties shall jointly appoint a sole arbitrator to hear the case and if the Parties do not agree on the choice of the aforesaid sole arbitrator within twenty
      (20) days from the date on which the respondent receives the notice of arbitration, the Chairman of the CIETAC will make the appointment.

4.3 The award of the arbitration tribunal shall be final and binding upon the disputing parties and, in the case where the subdued party does not perform the award, the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

5. MISCELLANEOUS

5.1 This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.2 This Agreement shall take effect from the date of formal execution by the Parties.


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                                [Signature Page]


   IN WITNESS of which the Parties hereto have executed this Agreement on the date first mentioned above.


       /s/ Ji Wang
       -----------------------
       By Mr. WANG Ji (IoU(Y))



       /s/ Tao Feng
       -----------------------
       By Mr. FENG Tao (o eII)


       For and on behalf of Shanghai Newmargin Venture Capital Co., Ltd.

       SIGNED by /s/ Tao Feng
                 ------------------
       Name: Mr. FENG Tao(o eII)
       Position: Chief Executive Officer


       For and on behalf of Shanghai T2 Entertainment Co., Ltd.

       SIGNED by /s/ Tao Feng
                 ------------------
       Name:
       Position:


       For and on behalf of T2CN Holding Limited

       SIGNED by /s/ Tao Feng
                 ------------------
       Name:
       Position: Chief Executive Officer






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